UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 26, 2013

GEORGIA-CAROLINA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia		30909
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(706) 731-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (1) On February 26, 2013, the Board of Directors (the “Board”) of Georgia-Carolina Bancshares, Inc. (the “Company”) approved a new manner in which the Company will make annual awards of restricted stock to its named executive officers. Previously, annual equity awards of restricted stock were not tied to any specific performance metric. The Board resolved that an annual incentive award to the Chief Executive Officer and the Chief Financial Officer (if any) shall be paid in restricted stock with three (3) year cliff vesting based on a formula related to the Company’s return on average assets (“ROAA”). The formula for determining the number of shares of restricted stock to be awarded is based on the Company’s achievement of its annual ROAA goals, this year ranging from 0.85% (threshold award percentage) to 1.25% (stretch award percentage) of achievement, with a straight line calculation being used for awards between the ROAA threshold and the stretch. If the threshold ROAA target is achieved, then the eligible executive will automatically receive a minimum number of shares of restricted stock, which will range up to a maximum number if the stretch is achieved.

For 2013, the following executive officers are eligible to receive bonus awards of restricted stock based on the foregoing ROAA linked formula in the following fashion:

●	Remer Y. Brinson, III (CEO): 2,500 shares (threshold) – 5,000 shares (stretch).
●	Thomas J. Flournoy (CFO): 1,500 shares (threshold) – 3,000 shares (stretch).

(2)     On February 26, 2013, the Board approved an amendment to the Company’s non-equity annual incentive plan (the “AIP”) for its named executive officers. The terms of the AIP have been previously disclosed in filings of the Company with the Securities and Exchange Commission (the “SEC”) and a more complete description of the AIP can be located in the Exhibits to the Company’s Annual Report on Form 10-K and in the Company’s latest proxy statement, as filed with the SEC. Determinations of awards to be made pursuant to the AIP are based on the Company’s asset growth and net income, as well as a subjective determination of the Board.

Based on the amendment recently approved by the Board, the discretionary awards for the fiscal year 2013 under the AIP (if any) for Mr. Remer Y. Brinson, III (CEO) and Mr. Thomas J. Flournoy (CFO) will be settled in restricted stock grants with immediate vesting, rather than cash. The amount of restricted stock to be awarded will be determined by converting the dollar amount of the discretionary bonus (as if it were to be paid in cash) to restricted stock, rounded up to the next full share, based on the “fair market value” of the shares at the date of grant. For purposes of this determination, “fair market value” shall mean the average closing price of the Company’s common stock on the Over-the-Counter Bulletin Board (or other national quotation service) for the ten (10) business days prior to such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

Dated: March 11, 2013	By:	/s/ Remer Y. Brinson III
Remer Y. Brinson III President and Chief Executive Officer